CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated January 25, 2003 on the financial statements and financial highlights of Sym Select Growth Fund, a series of Advisors Series Trust. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.





                                               /s/ TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 21, 2003